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                                                                      EXHIBIT 16


                        Keller Bruner & Company, L.L.C.
            Certified Public Accountants  -  Management Consultants


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

We were previously principal accountants for F&M Bancorp and on January 24, 1996, we reported on the consolidated financial statements of F&M Bancorp ("Bancorp"} as of and for the two years ended December 31, 1995. On July 9, 1996, we were dismissed as principal accountants of Bancorp. We have read Bancorp's statements included under Item 4 of its Form 8-K for July 9, 1996, and we agree with such statements.


                                        Keller Bruner & Company, L.L.C.
                                        Certified Public Accountants


Frederick, MD
July 11, 1996